UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 8, 2005

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Suite 300

Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

(301) 380-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 8, 2005, DiamondRock Hospitality Company (“DiamondRock”) entered into a Credit Agreement (the “Credit Agreement”) among DiamondRock Hospitality Limited Partnership, the operating partnership through which DiamondRock conducts its business, as Borrower, Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Tri-Lead Arrangers and as Tri-Bookrunners, and each of Citicorp North America, Inc. and Bank of America, N.A., as Syndication Agents and as Documentation Agents and each of the financial institutions initially a signatory thereto pursuant to Section 13.5 therein. The Credit Agreement provides for a $75.0 million senior secured revolving credit facility.

The term of the Credit Agreement is for a three year period ending on July 8, 2008, with an option to extend the term for an additional year upon the payment of applicable fees and the satisfaction of certain other conditions. We also will have the right to increase the amount of the loan to $250.0 million with the lenders’ approval. Borrowings under the facility bear interest at a rate equal to either (i) LIBOR plus the applicable margin, which, depending on DiamondRock’s overall leverage, ranges from 1.45% to 2.00% or (ii) the prime rate, plus the applicable margin, which depending on DiamondRock’s overall leverage, ranges from 0.75% to 1.25%. In addition, we will be required to pay an annual amount equal to 0.35% of the unused portion of the facility.

Our operating partnership is the borrower under the Credit Agreement. The Credit Agreement is guaranteed by substantially all of our material subsidiaries and is secured by first mortgages on certain of our qualifying properties, which make up the “borrowing base.” Our ability to borrow under the Credit Agreement will be dependent upon the size of the borrowing base, from time to time. We will be permitted to borrow up to 65% of the lesser of (i) the appraised value of the borrowing base properties or (ii) our cost of the borrowing base properties. Torrance Marriott and the Vail Marriott Mountain Resort & Spa currently comprise the borrowing base properties.

The Credit Agreement contains representations, financial and other affirmative and negative covenants, events of defaults and remedies typical for this type of facility.

The foregoing description of the Credit Agreement is qualified in its entirety by the full terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03. Our operating partnership had no direct borrowing under the Credit Agreement as of July 8, 2005.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: July 14, 2005	By:	/s/ Michael D. Schecter
Michael D. Schecter
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of July 8, 2005 by and among DiamondRock Hospitality Limited Partnership, a limited partnership formed under the laws of the State of Delaware, as Borrower, DiamondRock Hospitality Company, a corporation formed under the laws of the State of Maryland, each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(d), Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Tri-Lead Arrangers and as Tri-Bookrunners, and each of Citicorp North America, Inc. and Bank of America, N.A., as Syndication Agents and as Documentation Agents.